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                                                                    EXHIBIT 10.3

                             PROJECT PROMISSORY NOTE

$2,825,000                                                      October 13, 1999

         FOR VALUE RECEIVED, the undersigned ALS NATIONAL, INC., a Delaware corporation (herein, together with its successors and assigns, the "COMPANY"), hereby promises to pay to the order of Key Corporate Capital Inc. (the "ADMINISTRATIVE AGENT"), as agent for the benefit of the Lenders (as defined in the Credit Agreement referred to below (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (such term and certain other capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to below) of Key Corporate Capital Inc.(the "ADMINISTRATIVE AGENT"), the principal sum of TWO MILLION EIGHT HUNDRED TWENTY FIVE THOUSAND DOLLARS ($2,825,000) or, if less, the then unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to the Credit Agreement.

         The Company promises to pay the principal amount of each Loan made by the Lender to each Borrower on the date the such Loan matures as provided in section 2.7 of the Credit Agreement. The Company promises also to pay interest on the unpaid principal amount of each Loan made by the Lender to each Borrower in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.9 of the Credit Agreement.

         The Company is a co-maker of this Note and has guaranteed this Note as provided in the Credit Agreement. As provided in the Joinder Supplement to which any Borrower is a party, such Borrower has unconditionally assumed and agreed to pay the principal of and interest on all Loans made to such Borrower by the Lender which are evidenced hereby. Any payments of principal or interest on the Loans made to a Borrower which are actually paid by such Borrower to the Administrative Agent and distributed by the Administrative Agent to the Lender shall be applied against the obligations of the Company hereunder in respect of the principal of and interest on the Loans made to such Borrower.

         This Note is one of the Notes referred to in the Credit Agreement, dated as of October 6, 1998, among the Company, the Borrowers from time to time party thereto, the financial institutions from time to time party thereto, and Key Corporate Capital Inc., as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to maturity, in whole or in part.

         In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED WITH THE LAW OF THE STATE OF FLORIDA

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         IN WITNESS WHEREOF, the Company has duly executed and delivered this
Note on and as of the date first above written.

                                           ALS NATIONAL, INC.



                                           By: /s/ Mark J. Chapman
                                               --------------------------------
                                           Title:  Vice President